EXHIBIT 10.8

                           WIEN GROUP, INC. LETTERHEAD

August 20, 2002

Bio Defense Corporation
Michael Lu, President/CEO
New England Executive Park
Building 6-100
Burlington, MA 01803

Re: Engagement as Exclusive Placement Agent, Corporate Finance Advisor and Investment Banker

Gentlemen,

     This engagement letter (the "Engagement Letter") confirms subject to Board approval by Client the engagement (the "Engagement") of Wien Group, Inc. (hereinafter "Wien") by Bio Defense Corporation and its affiliate companies (the "Client" or the "Company'), on an exclusive basis, to act as agent, consultant and advisor in connection with and subject to the following:

o    arranging financing for the Company's operations and expansion;

o assisting the Company and management with ongoing issues regarding its operation as a private/public company;

o financial advisory services including, but not limited to, Merger and Acquisition advice;

o represent the Company with regard to introductions to accredited investors, financial institutions, strategic partners and potential clients.

1. Exclusive Authority

     During the Engagement Period (as hereinafter defined), Client shall appoint Wien and such other broker/dealers as Wien may reasonably approve to undertake to obtain financing for itself. During the Engagement Period Wien's authority shall be deemed Exclusive and Client shall not retain the right to appoint others to work on its behalf.

2. Engagement Period

     The Engagement hereunder shall become effective on the date the Client executes and delivers this letter to Wien (the "Commencement Date") and shall expire, unless extended by

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                                                                    EXHIBIT 10.8


mutual agreement of the parties hereto, one (1) year after the Commencement Date (the "Termination Date") renewable annually at Client's request. The period which is from the Commencement Date to the Termination Date, is sometimes hereinafter referred to as the "Engagement Period." Requests of either party to extend the Engagement Period shall not be unreasonable denied. If not extended by mutual agreement of the parties hereto, as provided for above, upon expiration of the Engagement Period all obligations of Wien and Client hereunder shall terminate.

3. Wien Services

     With effect from the Commencement Date, Client acknowledges that it has engaged Wien for the Engagement Period, pursuant to the terms hereof as its exclusive adviser and agent with respect to structuring, issuing and marketing the Securities and providing strategic consulting and financial advisory services (the "Transaction"). Wien or other such person, firm, or company as Client may have agreed in writing in advance, will, using reasonable good faith efforts, perform or cause to be performed the following services (collectively the "Services"):

o perform such due diligence with respect to the Revenue Streams, the parties to the Transaction and other matters as Wien shall reasonably deem necessary in connection with the Transaction;

o arrange a merger with company that will provide for the surviving entity to be fully reporting and trading with terms and conditions acceptable and approved by Client;

o arrange, predicated on the above reference merger and other conditions, a bridge loan of $5,000,000 to cover the initial costs and working capital with terms and conditions acceptable and approved by Client;

o work with Client, legal counsel, accountants, appraisers and other experts and agents, if any, retained by or on behalf of Client to assist in the Transaction(s);

o prepare a working draft of a Private Placement Memorandum, subject to the review of Client's legal counsel, in an approximate amount of $20,000,000 with terms and conditions acceptable and approved by Client;

o    prepare Due Diligence Packages and oversee investor due diligence;

o qualify investors to review information, research and support compiled by Wien with respect to the Transaction and Client (the "Due Diligence Package");

o subject to the provisions hereof, Client's approval and securities laws, use its good faith efforts to facilitate and oversee the marketing of the Securities, and information regarding the Client through Wien's network of accredited and institutional investors

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                                                                    EXHIBIT 10.8

     or with the Client's prior consent, by such other means as Wien deems appropriate;

     Wien shall have the right of first refusal during the Engagement Period and, subject to completion of a Transaction, a Merger or Acquisition Transaction, or the placement of debt or private equity, for a period of three years thereafter to act as Client's lead manager or exclusive placement agent in connection with any underwritten debt or equity public offering or any other financing other than general lending transactions that may be undertaken by Client, on the same terms and conditions as set forth in this Engagement Letter. Upon completion of any such Transactions, Wien shall also have the exclusive right to re-finance any of these Transactions up to twelve (12) months after each Transaction's maturity. Any such financing shall be subject to among other things the following conditions:

o    satisfactory completion of due diligence;

o    satisfactory market conditions;

o    the absence of adverse changes to Client's business or financial condition;

o    completion  of  one  of  the   aforementioned   financings  as  the,  first
     transaction and approval of Wien's Underwriting Commitment Committee for any subsequent transactions.

     If Wien does not agree in writing to act as the Client's lead manager or exclusive placement agent as referred to in this paragraph within three weeks of such request being made by Client confirming that the conditions referred to herein are satisfied with respect to the financing requested, then Client shall be free to engage any other person, firm or company to act as its lead manager or exclusive placement agent in connection with any financing assignment.

4. Obligations of Client

     Client acknowledges and agrees that it shall perform the following undertakings, agreements and covenants in connection with the Engagement:

o make available or cause to be made available to Wien, at Clients expense, all documents, agreements and other information, in hard copy and database form, which in Wien's reasonable judgment shall be necessary for the proper performance of due diligence and/or the issuance for marketing of the Securities, and the execution of Merger and Acquisition and other financial advisory services;

o if Client accepts an offer to purchase the Securities from an investor which requires Wien to cease its marketing and sales efforts, Wien's obligations in respect of marketing for the Transaction are fulfilled;


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                                                                    EXHIBIT 10.8


o approve the designation of a firm to be designated by Wien to serve as Transaction counsel and Issuer's, Wien's and/or investors' counsel should Wien, in the reasonable exercise of its discretion, determine that such designation of counsel is necessary to properly perform the Services;

o cooperate fully with Wien in connection with the review and analysis of the Revenue Streams and at Wien's reasonable request, provide Wien with information concerning the Client, the Revenue Streams, encumbrances or obligations, as well as the Client's officers, directors, employees and other agents concerning the subject matter of the Engagement. All information provided by Client and its officers, directors, employees or agents shall be accurate and complete in all material respects and Wien shall be entitled to rely thereon without verification and to include ail or any portions thereof in any marketing, issuance or offering documents with respect to the Securities;

o negotiate in good faith and, subject to said negotiations, enter into all documentation reasonably necessary to complete the Transaction(s);

o reimburse Wien on a current basis for pre-approved in wilting out-of-pocket expenses including but not limited to travel and printing and other costs associated with the Transaction(s);

o approve and retain mutually acceptable sub-contractors that are wholly necessary and appropriate to perform some or all of the due diligence or other Services (the "Sub-Contractors"); and

o pay all written pre-approved expenses pursuant to this Agreement on a current basis, incurred by any Sub-Contractor, including, but not limited to legal, accounting, rating agencies and audits.

5. Fees

     As compensation for and subject to Wien's performance of all of the Services, Client shall pay to Wien:

o a retainer of $5,000 due upon signing to cover initial processing costs, including commencement of comprehensive due diligence; plus $5,000 thirty
     (30) days thereafter; plus $5,000 sixty (60) days following the signing of the Engagement Letter;

o for Senior Debt a fee equal to six percent (6%) of the aggregate amount of the Senior Debt issued, payable at the time Wien sells the Securities;

o for equity, or any other non-investment grade securities, a fee equal to five percent (5%) of the aggregate principal amount of equity or any other non-investment grade

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                                                                    EXHIBIT 10.8


     securities issued, payable at the time Wien sells the Securities and remits the proceeds to Client;

o for investment grade securities, a fee equal to seven percent (7%) of the aggregate amount of investment grade securities issued; payable at the time Wien sells the Securities;

o for Merger & Acquisition and other investment banking advisory services, a fee equal to those fees standard and customary in the investment banking industry for such services;

o Upon successful completion of the Private Placement of Equity, with terms and conditions approved and accepted by Client, Wien will receive warrants equivalent to nine percent (9%) of the equity of the Company at any given time, which shall be exercisable at a price of one cent ($0.01) per share at any time. In addition, the warrants will have the following rights:

     a. Registration Rights: At any time Wien shall have two demand registration rights, on customary terms, covering shares of Common Stock, registered and tradable, purchasable on exercise of the Warrants. In addition, Wien may choose to participate, on a pro rata basis and on customary terms, in any and all primary or secondary public offerings of Common Stock. All expenses and fees relating to the registered sale of Wien's Common Stock (including the fees and expenses of Wien's counsel in all demand and piggyback registrations) shall be paid by the Company, except for underwriting and selling discounts and commissions.

     b. Tag along Rights: Wien shall have the right to sell Common Stock on a pro rata basis in connection with any public sale of Common Stock by Principals of the Company;

     c. Put Option: Upon the earlier of (i) the maturity of any Senior or Subordinated Notes or (ii) the repayment in full of any Senior or Subordinated Notes, Wien shall have the right to put the Warrants, or in the event the Warrants have been exercised, the Common Stock underlying the Warrants, to the Company for cash consideration determined by the valuation obtained from a mutually agreed upon investment banking firm of national reputation. The cost of such valuations hall be borne by the Company.

     d.   Anti-Dilution: Fair market value

     e.   Net Exercisability: Customary terms and conditions



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                                                                    EXHIBIT 10.8


     f. Right of First Refusal: Wien shall have the right to purchase, on the same basis as all other purchasers, its pro rata share (assuming full exercise of the Warrants) of any and all issuances of Common Stock or options, warrants, other rights or securities exercisable convertible or exchangeable for shares of Common Stock, other than Common Stock issued in connection with any public offering.

o The parties acknowledge that if the Transaction does not occur because of the Client's failure or refusal to perform its obligations under this Engagement Letter, the Client shall be liable for all direct and consequential damages incurred by Wien to Prospective Purchasers, as hereinafter defined, of the Securities, and in addition to any other remedies available at law or in equity, Wien shall have the right to enforce specific performance against the Client to perform its express obligations under this Engagement Letter. In the event the closing of the Transaction shall not have occurred because of the Client's failure or refusal to perform its obligations under this Engagement Letter, the Client agrees that it will be obligated to pay the fees and expenses provided for herein that were incurred up to and including the thirty (30) days after the Termination Date;

o As used herein, a "Prospective Purchaser" shall be an entity with whom the Client or related entity that issues securities on behalf of Client ("Issuer"), or Wien, on behalf of the Issuer, has entered into (a) a definitive written purchase agreement relating to the purchase of some or all of the Securities or (b) an oral agreement relating to the purchase of some or all of the Securities, which agreement shall include the approximate interest rate on the Securities and the approximate purchase price of the Securities. Neither the Client nor Issuer, nor Wien, on behalf of the Issuer, shall enter into any such agreement, written or oral, without prior approval by the Client and without affording the Client the opportunity to advise Wien whether the Client believes that it may be unable to perform any of its obligations in this Engagement Letter on or prior to the proposed closing date. The Client agrees to use its reasonable best efforts to perform the undertakings, agreements and covenants contained in this Engagement Letter;

6. Modification of Agreement

     This Engagement Letter contains the entire agreement between the parties hereto and may be modified only in writing signed by the parties hereto.

7. Indemnification

     The Client agrees to indemnify and hold harmless Wien, its parent and affiliates, the respective directors, officers, controlling persons, agents. employees and attorneys (hereinafter an "Indemnified Party") from and against a claim, liabilities, losses, damages, proceedings or actions related to or arising out of any breach of the Client's obligations

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                                                                    EXHIBIT 10.8


pursuant to this Engagement Letter, and will reimburse each Indemnified Party for all proper and reasonable costs and expenses, including counsel fees, in connection with investigating, preparing for and defending any such claim, proceeding or action. The Client will not however, be responsible for any, claims, liabilities, losses, damages or expenses which are judicially determined by final order, without any further right to appeal, to have resulted primarily from Wien or that of any Indemnified Party's negligence, misconduct, failure or omission to act.

     In any case in which it is determined that indemnification or reimbursement, as set forth in the paragraph immediately above, may not be enforced or is otherwise unavailable, then the Client agrees to contribute to the aggregate claims, liabilities, losses, damages or expenses to which Wien and any other Indemnified Party may be subject in such proportion as is appropriate to reflect not only the relative benefits Indemnified Party on the other from the Transaction which is the subject of the Engagement, but also the relative fault of Wien on the one hand and the Client on the other in connection with the statements or omissions which resulted in such losses, liabilities, claims, damages and expenses, as well as any other relevant equitable considerations. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact related to information supplied by the Client or Wien and the parties' relative intent, knowledge. access to information and opportunity to correct or prevent such untrue statement or omission, Client and Wien agree that it would not be just and equitable if contribution pursuant to these paragraphs 7 were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to hereinabove.

     The rights to indemnification and contribution under the foregoing shall be in addition to any other rights which Wien or any other Indemnified Party may have, and shall apply whether or not Wien or any other Indemnified Party is named or threatened to be named as a party in any action, suit or proceeding, brought or to be brought.

8. Notices

     All notices between the parties hereto shall be in writing and any notice shall be deemed to be delivered ten (10) business days from the date mailed if sent by registered or certified mail, return. receipt requested, postage prepaid, to the address of the respective parties set forth in this Engagement Letter and to the attention of the individuals named (if so named) in this Engagement Letter and an receipt if sent by courier.

9. Governing Law

     This Engagement Letter and Securities shall be interpreted under and governed by the laws of the State of New Jersey.



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10. Authority

     Each party represents and warrants to the other that such entity in entering into and delivering this Engagement Letter has been duly authorized by all requisite action, and that it is duly authorized to execute this Engagement Letter and perform all its obligations hereunder.

11. Confidentiality

     Each of the Client and Wien, on its own behalf and on behalf of its partners, shareholders, officers, employees and agents, hereby acknowledges that the form and content of this Engagement Letter, the form and contents of all documents, instruments and other materials which may become available to it during the course of and with respect to the Transaction, and all information pertaining to the Securities including the structure, the credit spread, and the other terms (collectively, the "Materials") are confidential and such Materials, or any portion thereof, and the contents and substance thereof, may not be disseminated, distributed, discussed or otherwise made available to any person other than the Client and Wien except as may be required for the Securities filing of Client, without the express prior written approval of the other party. In addition, each party shall not (save where required by some law, regulation or judicial order) publicly disclose or advertise any aspect of this transaction including, without limitation, identifying the marketing agent and/or package without the prior written approval of the other party. Each of the Client and Wien, acknowledges that a breach of this provision shall cause irreparable harm to the other party that remedies at law may be inadequate to redress and that Wien and Client as the case may be, shall be entitled to injunctive or similar equitable relief against the other party.

         The exception to this Section 11 is that each party shall be permitted to distribute Materials to its lawyers, accountants, lenders and advisers acting on its behalf or to Securities regulators.

12. Assignability

     Notwithstanding anything herein to the contrary, this Agreement and all rights and obligations hereunder shall be binding upon and inure to the benefit of each party's successors and assigns. The rights and obligations of either party under this agreement may not be assigned without the prior written mutual consent of the other which shall not be unreasonably withheld or delayed. The Client acknowledges and agrees that all rights and obligations of Wien under this Agreement may be assigned to a third party by Gregory M. Cabanos so long as that third party knowingly accepts the rights and obligations of this agreement and so long as that third party is an investment banking firm of capital reputation and character at least comparable to that of Wien and is the employer of Gregory M. Cabanos.



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13. Authorized Representatives

     Mr. Michael Lu is designated as the Authorized Representative in connection with this Transaction and the Engagement. Mr. Michael Lu represents and warrants as the Authorized Representative that he is duly authorized to act an his own behalf and on behalf of Company. Mr. Michael Lu may designate one or more other Authorized Representatives by written notice to Wien at its address as designated in this Engagement Letter.

     Please execute this Engagement Letter in the space provided below and return the original to Wien thereby acknowledging your understanding and acceptance of the terms hereof.

Very truly yours,                           Accepted and Agreed:
WIEN GROUP, INC.                            BIO DEFENSE CORPORATION

/s/ Gregory M. Cabanos                      /s/ Michael Lu
-------------------------------             ----------------------------------
By: Mr. Gregory M. Cabanos                  By: Mr. Michael Lu
Vice-President                              President/CEO
This Date of 8/26/02                        This Date of 8/26/02


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